Exhibit 4.29

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

This Exhibit 4.29 describes the classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. References in this exhibit to “Citigroup,” “we” or “our” are to Citigroup Inc., and not any of its subsidiaries, unless context indicates otherwise.

Description of Common Stock

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Restated Certificate of Incorporation of Citigroup (the “certificate of incorporation”), which is filed as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.29 is a part (the “Annual Report on Form 10-K”). We encourage you to read our certificate of incorporation and the applicable provisions of the Delaware General Corporation Law for additional information.

Authorized Capital Shares

Citigroup’s authorized capital stock consists of 6 billion shares of common stock and 30 million shares of preferred stock.

Voting Rights

Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Citigroup’s stockholders. Except as otherwise provided by law, the holders of shares of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors.

Dividend Rights

Holders of common stock are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

Liquidation Rights

Upon voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock.

Other Rights and Preferences

There are no preemptive or other subscription rights, conversion rights or redemption or

#92909960v10

scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Listing

The common stock is listed on the New York Stock Exchange under the symbol “C.”

Description of 7.125% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series J (the “Series J Preferred Stock”)

The following description of our Series J Preferred Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the description contained in the certificate of incorporation and the Series J Preferred Stock certificate of designation. We encourage you to read the certificate of incorporation, which includes the Series J Preferred Stock certificate of designation and is filed as an exhibit to the Annual Report on Form 10-K, and the applicable provisions of the Delaware General Corporation Law for additional information.

38,000 shares of the Series J Preferred Stock were outstanding and up to 41,400 shares were authorized as of December 31, 2021. All of the outstanding shares of Series J Preferred Stock are fully paid and nonassessable. The Series J Preferred Stock is of perpetual duration, $1.00 par value, with a liquidation preference of $25,000 per share.

Preferential Rights

The Series J Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series J Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series J Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series J Preferred Stock without the consent of the holders of the Series J Preferred Stock.

Dividends

Holders of the Series J Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding September 30, 2023, at an annual rate of 7.125% on the liquidation preference amount of $25,000 per share quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, and (ii) from, and including, September 30, 2023, at an annual rate equal to three-month LIBOR plus 4.040% on the liquidation preference amount of $25,000 per share of Series J Preferred Stock, quarterly in arrears, on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2023. Dividends on the Series J Preferred Stock are noncumulative and are payable quarterly in arrears.

As long as shares of Series J Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series J Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series J Preferred Stock during the next succeeding dividend period.

Voting Rights

Holders of Series J Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series J Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series J Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series J Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series J Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series J Preferred Stock to elect the Preferred Stock Directors will continue until Citigroup has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend period, as applicable, following a Nonpayment (as defined in the Series J Preferred Stock certificate of designations) on the Series J Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock, except as expressly provided by law.

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series J Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series J Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series J Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series J Preferred Stock.

Distributions

In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series J Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series J Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption

Citigroup may redeem the Series J Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after September 30, 2023 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series J Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Listing

The Series J Preferred Stock is listed on the New York Stock Exchange under the symbol “C Pr J.”

Description of 6.875% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series K (the “Series K Preferred Stock”)

The following description of our Series K Preferred Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the description contained in the certificate of incorporation and the Series K Preferred Stock certificate of designation. We encourage you to read the certificate of incorporation, which includes the Series K Preferred Stock certificate of designation and is filed as an exhibit to the Annual Report on Form 10-K, and the applicable provisions of the Delaware General Corporation Law for additional information.

59,800 shares of the Series K Preferred Stock were authorized and outstanding as of December 31, 2021. All of the outstanding shares of Series K Preferred Stock are fully paid and nonassessable. The Series K Preferred Stock is of perpetual duration, $1.00 par value, with a liquidation preference of $25,000 per share.

Preferential Rights

The Series K Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series K Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series K Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series K Preferred Stock without the consent of the holders of the Series K Preferred Stock.

Dividends

Holders of the Series K Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding November 15, 2023, at an annual rate of 6.875% on the liquidation preference amount of $25,000 per share quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, and (ii) from, and including, November 15, 2023, at an annual rate equal to three-month LIBOR plus 4.130% on the liquidation preference amount of $25,000 per share of Series K Preferred Stock, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2024. Dividends on the Series K Preferred Stock are noncumulative and are payable quarterly in arrears.

As long as shares of Series K Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series K Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series K Preferred Stock during the next succeeding dividend period.

Voting Rights

Holders of Series K Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series K Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series K Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series K Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series K Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series K Preferred Stock to elect the Preferred Stock Directors will continue until Citigroup has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment (as defined in the Series K Preferred Stock certificate of designations) on the Series K Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock, except as expressly provided by law.

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series K Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series K Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series K Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series K Preferred Stock.

Distributions

In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series K Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series K Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption

Citigroup may redeem the Series K Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after November 15, 2023 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series K

Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Listing

The Series K Preferred Stock is listed on the New York Stock Exchange under the symbol “C Pr K.”

Description of 7 5/8% Trust Preferred Securities of Citigroup Capital III (“Capital III”) (the “Capital III TruPS”), 7.875% Trust Preferred Securities of Citigroup Capital XIII (“Capital XIII”) (the “Capital XIII TruPS”) and 6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities of Citigroup Capital XVIII (“Capital XVIII” and together with Capital III and Capital XIII, the “Capital Trusts” and each, a “Capital Trust”) (the “Capital XVIII TruPS” and together with the Capital III TruPS and Capital XIII TruPS, the “TruPS”), and Citigroup’s guarantee with respect thereto

The following description of the TruPS is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to (i) the declaration of trust, dated as of September 19, 1996, signed by Citigroup, as sponsor, and the trustees of Capital III, as amended from time to time, (the “Capital III Declaration”), (ii) the indenture, dated as of October 7, 1996, between Citigroup and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”), as the same has been or may be amended, modified, or supplemented from time to time (the “Capital III Indenture”), (iii) the amended and restated declaration of trust, dated as of September 29, 2010, between the trustees (as defined therein), Citigroup, as sponsor and the holders, from time to time, of undivided beneficial interests in the assets of Capital XIII (the “Capital XIII Declaration”), (iv) the indenture, dated as of July 23, 2004, between Citigroup and the Trustee, as the same has been or may be amended, modified, or supplemented from time to time (the “Capital XIII Indenture”), (v) the amended and restated declaration of trust, dated as of June 28, 2007, between the trustees (as defined therein), Citigroup, as sponsor and the holders, from time to time, of undivided beneficial interests in the assets of Capital XVIII (the “Capital XVIII Declaration” and together with the Capital III Declaration and Capital XIII Declaration, the “Declarations”), (vi) the indenture, dated as of June 28, 2007, between Citigroup and the Trustee (as the same has been or may be amended, modified, or supplemented from time to time (the “Capital XVIII Indenture” and together with the Capital III Indenture and Capital XIII Indenture, the “Indentures”), each such document filed as an exhibit to the Annual Report on Form 10-K.

200,000 shares of the Capital III TruPS were initially issued and approximately 200,000 shares remain outstanding as of December 31, 2021. 89,840,000 shares of the Capital XIII TruPS were initially issued and remain outstanding as of December 31, 2021. 500,000 shares of the Capital XVIII TruPS were initially issued and approximately 100,000 shares remain outstanding as of December 31, 2021.

Distributions

The distribution rate and the distribution payment dates and other payment dates for the Capital III TruPS correspond to the interest rate and interest payment dates and other payment dates on the 7 5/8% Junior Subordinated Deferrable Interest Debentures due December 1, 2036 (the “Capital III Junior Subordinated Debt Securities”) held by Capital III. The distribution rate and the distribution payment dates and other payment dates for the Capital XIII TruPS correspond to the interest rate and interest payment dates and other payment dates on the 7.875% fixed rate/floating rate junior subordinated deferrable interest debentures due October 30, 2040 (the “Capital XIII Junior Subordinated Debt Securities”) held by Capital XIII. The distribution rate and the distribution payment dates and other payment dates for the Capital XVIII TruPS correspond to the interest rate and interest payment dates and other payment dates on the 6.829% fixed rate/floating rate junior subordinated deferrable interest debentures due June 28, 2067 (the “Capital XVIII Junior Subordinated Debt Securities” and together with the Capital III Junior Subordinated Debt Securities and the Capital XIII Junior Subordinated Debt Securities, the “Junior Subordinated Debt Securities”) held by Capital XVIII.

Holders of the Capital III TruPS are entitled to receive cumulative cash distributions at an annual rate of 7 5/8% of the stated liquidation amount of $1,000 per Capital III TruPS, accruing from, and including, December 1, 1996 and payable semi-annually in arrears on June 1 and December 1 of each year.
Holders of the Capital XIII TruPS are entitled to receive cumulative cash distributions on the stated liquidation amount of $25 per Capital XIII TruPS as follows:

• from October 5, 2010 to but excluding October 30, 2015, at the annual rate of 7.875% payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year; and

• from and including October 30, 2015 to but excluding October 30, 2040, at an annual rate equal to three-month LIBOR (as defined in the Capital XIII Prospectus) plus 6.37% payable quarterly in arrears on January 30, April 30, July 30 and October 30.

Holders of the Capital XVIII TruPS are entitled to receive cumulative cash distributions on the stated liquidation amount of £1,000 per Capital XVIII TruPS as follows:
• from June 28, 2007 to but excluding June 28, 2017, at the annual rate of 6.829% payable semiannually in arrears in equal installments on June 28 and December 28 of each year;

• from and including June 28, 2017 to but excluding June 28, 2037, at an annual rate equal to three-month Sterling LIBOR (as defined in the Capital XVIII Prospectus) plus 0.8875% payable quarterly in arrears on March 28, June 28, September 28 and December 28; and

• from and including June 28, 2037, at an annual rate equal to three-month Sterling LIBOR plus 1.8875% payable quarterly in arrears on March 28, June 28, September 28 and December 28, beginning September 28, 2037.

If principal or interest is not paid on the Junior Subordinated Debt Securities by Citigroup, no amounts will be paid on the TruPS because the Capital Trusts will not have sufficient funds to make distributions on the TruPS.

Citigroup has the right to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period at any time for up to 5 years for the Capital III Junior Subordinated Debt Securities and Capital XIII Junior Subordinated Debt Securities and up to 10 years for the Capital XVIII Junior Subordinated Debt Securities, (each, an "Extension Period"), provided, that no Extension Period may extend beyond the maturity or earlier redemption of the corresponding Junior Subordinated Debt Securities. If interest payments are so deferred, distributions on the TruPS will also be deferred. During any Extension Period, distributions on the TruPS will continue to accrue with interest thereon (to the extent permitted by applicable law).
During any Extension Period with respect to the Capital XIII TruPS and the Capital XVIII TruPS, except in certain circumstances, Citigroup will not, and will not permit its subsidiaries to:

• declare or pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments relating to the foregoing; or

• make any payment of interest, principal or premium on, or repay, repurchase or redeem, any of its debt securities or guarantees that rank equally with or junior to the Junior Subordinated Debt Securities.
Guarantee
The payment of distributions out of monies held by the Capital Trusts and payments on liquidation of the Capital Trusts or the redemption of TruPS out of monies held by the respective Capital Trusts are guaranteed by Citigroup. The guarantee covers payments of distributions and other payments on the TruPS only if and to the extent that Citigroup has made a payment of interest or principal or other payments on the corresponding Junior Subordinated Debt Securities held by the respective Capital Trusts as its sole asset. The guarantee provides a full and unconditional guarantee of amounts due on the TruPS. The guarantee does not cover payments when the Capital Trusts do not have sufficient available funds to make payments on the TruPS.
Redemption
The TruPS have no stated maturity date but will be redeemed upon the maturity of the corresponding Junior Subordinated Debt Securities, or earlier on the dates and to the extent the corresponding Junior Subordinated Debt Securities are redeemed
The Capital XIII TruPS may be redeemed, in whole or in part, at the option of Citigroup at any time on or after October 30, 2015 at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest through the date of redemption.
The Capital XVIII TruPS may be redeemed, in whole but not in part, at the option of Citigroup at any time on any quarterly interest payment date or after June 28, 2017 at a redemption price equal to

100% of the principal amount being redeemed, plus accrued and unpaid interest through the date of redemption.
In addition, Citigroup may redeem the Junior Subordinated Debt Securities at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event (as defined in the Declarations). If Citigroup redeems Junior Subordinated Debt Securities, Capital III, Capital XIII and Capital XVIII must redeem the corresponding TruPS, defined as the common securities of, together with the TruPS of the respective Capital Trusts, having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at $1,000 per Capital III Trust Security, $25 per Capital XIII Trust Security and £1,000 per Capital XVIII Trust Security, in each case, plus accrued and unpaid distributions thereon to the date fixed for redemption. In addition, upon the occurrence of a Special Event (as defined in the Declarations) arising from a change in law or a change in legal interpretation regarding tax or investment company matters, unless the Junior Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Capital Trusts shall be dissolved, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the respective Trust Securities, on a pro rata basis, in lieu of any cash distribution.
Liquidation Distribution Upon Dissolution
In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Capital Trusts (each a "Liquidation"), the holders of the TruPS will be entitled to receive out of the assets of the respective Capital Trusts, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital III TruPS, $25 per Capital XIII TruPS and £1,000 per Capital XVIII TruPS, in each case, plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, the corresponding Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the TruPS outstanding at such time have been distributed on a pro rata basis to the holders of such TruPS.

If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the respective Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Capital Trusts on the respective TruPS shall be paid on a pro rata basis. The holders of the common securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of the TruPS, except that if an Event of Default (as defined in the Declarations) has occurred and is continuing the TruPS shall have a preference over the common securities with regard to such distributions.

Pursuant to the respective Declaration, the Capital Trusts shall terminate (i) on the expiration of the term of the trust, which is December 1, 2051 for Capital III, October 5, 2070 for Capital XIII and June 28, 2067 for Capital XVIII (ii) upon the bankruptcy of Citigroup or the holder of the common securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the common securities or Citigroup, the filing of a certificate of cancellation with respect to the Capital Trusts, or the revocation of the charter of the holder of the common securities or Citigroup and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debt Securities upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the common securities, Citigroup or the Capital Trusts, or (vi) upon the redemption of all the TruPS.

Events of Default
An event of default under the corresponding Indenture constitutes an event of default under the respective Declaration with respect to the TruPS.

The Indentures provide that the following are events of default thereunder: (a) default in the payment of the principal of (or premium, if any, on) any Junior Subordinated Debt Security of such series at its maturity; (b) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Junior Subordinated Debt Securities of such series; (c) default for 30 days in the payment of any installment of interest on any Junior Subordinated Debt Security of such series; (d) default for 90 days after written notice in the performance of any other covenant in respect of the Junior Subordinated Debt Securities of such series contained in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Citigroup; (f) any other event of default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the Junior Subordinated Debt Securities are issued; and (g) in the event Junior Subordinated Debt Securities of a series are issued and sold to a Capital Trust or a trustee of such trust in connection with the issuance of TruPS by such Capital Trust, such Capital Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of the TruPS in liquidation or redemption of their interests in such Capital Trust upon a Special Event, (ii) the redemption of all of the outstanding TruPS of such Capital Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Capital Trust.

Voting Rights

Except as provided by law and the respective Declaration, the holders of the TruPS have no voting rights other than to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or direct the exercise of any trust or power conferred upon the Trustee under the respective Declaration, subject to certain conditions.

Holders of the TruPS will have no rights to appoint or remove the trustees of the Capital Trusts, who may be appointed, removed or replaced solely by Citigroup as the indirect or direct holder of all of the common securities of the Capital Trusts.

Subject to the requirement of the Trustee to obtain the tax opinion described in the Indentures, the holders of a majority in aggregate liquidation amount of the TruPS will have the right to direct any proceeding for any remedy available to the Trustee. The holders also will have the right to direct the Trustee under the declaration to (i) direct any proceeding for any remedy available to the indenture trustee, or exercise any trust or power conferred on the indenture trustee, (ii) waive any past indenture event of default that is waivable under the relevant section of the relevant Indenture; (iii) exercise any right to rescind or annul an acceleration of the maturity of the relevant Junior Subordinated Debt Securities or (iv) consent to any amendment, modification or termination of the relevant Indenture where such consent is required.

Mergers, Consolidations or Amalgamations

The Capital Trusts may, with the consent of its respective trustees and without the consent of the holders of the TruPS, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Capital Trust under the TruPS or (y) substitutes for the TruPS other securities having substantially the same terms as the TruPS (the "Successor Securities"), so long as the Successor Securities rank the same as the TruPS rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Citigroup expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Trustee, in its capacity as the holder of the Junior Subordinated Debt Securities, (iii) the TruPS or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the TruPS are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the TruPS (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the TruPS (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Capital Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Capital Trust has received an opinion of a nationally recognized independent counsel to the Capital Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the TruPS (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Capital Trust nor such successor entity will be required to register as an "investment company" under the 1940 Act; and (viii) Citigroup guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee. Notwithstanding the foregoing, the Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the TruPS, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause the Capital Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

Listing

The Capital III TruPS are listed on the New York Stock Exchange under the symbol “C/36Y.” The Capital XIII TruPS are listed on the New York Stock Exchange under the symbol “C N.” The Capital XVIII TruPS are listed on the New York Stock Exchange under the symbol “C/67BP.”

Description of Notes Registered Pursuant to Section 12 of the Exchange Act
The table below lists each series of notes issued or guaranteed by Citigroup Inc. that are registered pursuant to Section 12 of the Exchange Act and outstanding as of December 31, 2021. For each series of notes, the table indicates the ticker symbol and, as of December 31, 2021, the aggregate stated principal amount of the notes that is outstanding and held by the public, the aggregate stated principal amount that is outstanding and held by Citigroup Global Markets Inc. (“CGMI”) and the aggregate stated principal amount that is authorized to be issued.

Series of Notes	Ticker Symbol	Aggregate Stated Principal Amount Outstanding/Authorized
Callable Step-Up Coupon Notes Due February 26, 2036	C/36	$11,069,000 held by the public; $0 held by CGMI; $11,069,000 authorized
Callable Step-Up Coupon Notes Due March 31, 2036	C/36A	$4,858,000 held by the public; $142,000 held by CGMI; $5,000,000 authorized
Callable Fixed Rate Notes Due December 18, 2035	C/35	$5,000,000 held by the public; $0 held by CGMI; $5,000,000 authorized
Floating Rate Notes Due April 26, 2028	C/28	$20,000,000 held by the public; $0 held by CGMI; $20,000,000 authorized
Floating Rate Notes Due September 15, 2028	C/28A	$20,000,000 held by the public; $0 held by CGMI; $20,000,000 authorized
Floating Rate Notes Due October 6, 2028	C/28B	$40,000,000 held by the public; $0 held by CGMI; $40,000,000 authorized
Floating Rate Notes Due September 17, 2026	C/26	$15,000,000 held by the public; $0 held by CGMI; $15,000,000 authorized

Each series of notes is listed on the New York Stock Exchange (“NYSE”). The notes are issued under the senior debt security indenture dated as of March 8, 2016 among Citigroup Global Markets Holdings Inc. (“CGMHI”), as issuer, Citigroup Inc., as guarantor, and the Bank of New York Mellon, as trustee, as amended or supplemented from time to time, the “Indenture”. The Indenture is incorporated by reference as an exhibit to the Annual Report on Form 10–K to which this exhibit is attached.

This section contains summary descriptions of the terms of the notes. It does not purport to be a complete description. For a complete description of the terms of the notes, we encourage you to read the Indenture together with the prospectus pursuant to which the notes are offered.

We refer to Citigroup Inc. as “Citigroup”. We refer to Citigroup Global Markets Holdings Inc. as “CGMH”. References to “we,” “us” or “our” refer to the issuer under the Indenture.

We refer to the trustee under the Indenture as the “Trustee”. Citigroup, CGMH and certain of their affiliates have had and may continue to have banking relationships with the Trustee in the ordinary course of business.

The Indenture does not limit the amount of debt securities that we may issue. We may, without the consent of any holder, create and issue additional securities having the same terms and conditions as a series of notes.

Description of the Callable Step-up Coupon Notes Due February 26, 2036

The following description of Callable Step-up Coupon Notes Due February 26, 2036 is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture. In addition to the terms summarized in this section, see “Additional Terms in the Indenture” herein for additional terms of the notes.

General

The Callable Step-Up Coupon Notes Due February 26, 2036 are issued under the Indenture. They are listed on the New York Stock Exchange (the “NYSE”) under the ticker “C/36.”

Inception, Issuance and Maturity

The notes were issued on February 26, 2021 (the “Issue Date”) and are due, if not earlier called, on February 26, 2036 (the “Maturity Date”).

Interest

The notes pay interest on a semi-annual basis on the 26th day of each February and August.

On each interest payment date, the amount of each interest payment will equal (i) the stated principal amount of the notes multiplied by the interest rate in effect during the applicable interest period divided by (ii) 2.

The interest rate, unless previously redeemed, is: (i) 2.25% for the period from and including the original issue date to but excluding February 26, 2026; (ii) 2.50% for the period from and including February 26, 2026 to but excluding February 26, 2031; and (iii) 3.00% for the period from and including February 26, 2031 to but excluding the Maturity Date.

Denomination

The denomination and stated principal amount of each note is $1,000.

Payment and Redemption

Payment at maturity

At maturity, holders will be entitled to receive, for each $1,000 stated principal amount note then held, $1,000 plus any accrued and unpaid interest.

Issuer redemption

Beginning on February 26, 2024, we have the right to call the notes for mandatory redemption, in whole and not in part, on any redemption date and pay to holders 100% of the principal amount of the notes plus accrued and unpaid interest to but excluding the date of such redemption. If we decide to redeem the notes, we will give notice at least five Business Days before the redemption date specified in the notice.
Redemption dates

The 26th day of February, May, August and November of each year, beginning February 26, 2024, provided that if any such day is not a Business Day, the applicable redemption date will be the next succeeding Business Day. No additional interest will accrue as a result of such delay in payment.

Business Day

“Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions are authorized or obligated by law or executive order to close.

Description of the Callable Step-up Coupon Notes Due March 31, 2036

The following description of Callable Step-up Coupon Notes Due March 31, 2036 is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture. In addition to the terms summarized in this section, see “Additional Terms in the Indenture” herein for additional terms of the notes.

General

The Callable Step-Up Coupon Notes Due March 31, 2036 are issued under the Indenture. They are listed on the New York Stock Exchange (the “NYSE”) under the ticker “C/36A.”

Inception, Issuance and Maturity

The notes were issued on March 31, 2016 (the “Issue Date”) and are due, if not earlier called, on March 31, 2036 (the “Maturity Date”).

Interest

The notes pay interest on a semi-annual basis on the last day of each March and September.

On each interest payment date, the amount of each interest payment will equal (i) the stated principal amount of the notes multiplied by the interest rate in effect during the applicable interest period divided by (ii) 2.

The interest rate, unless previously redeemed, is: (i) 4.00% for the period from and including the original issue date to but excluding March 31, 2024; (ii) 4.25% for the period from and including March 31, 2024 to but excluding March 31, 2031; (iii) 4.50% for the period from and including March 31, 2031 to but excluding March 31, 2034; (iv) 5.50% for the period from and including March 31, 2034 to but excluding March 31, 2035; and (v) 8.00% for the period from and including March 31, 2035 to but excluding the Maturity Date.

Denomination

The denomination and stated principal amount of each note is $1,000.

Payment and Redemption

Payment at maturity

At maturity, holders will be entitled to receive, for each $1,000 stated principal amount note then held, $1,000 plus any accrued and unpaid interest.

Issuer redemption

Beginning on March 31, 2019, we have the right to call the notes for mandatory redemption, in whole and not in part, on any redemption date and pay to holders 100% of the principal amount of the notes plus accrued and unpaid interest to but excluding the date of such redemption. If we decide to redeem the notes, we will give notice at least five Business Days before the redemption date specified in the notice.

Redemption dates

The last day of March, June, September and December of each year, beginning March 31, 2019, provided that if any such day is not a Business Day, the applicable redemption date will be the next succeeding Business Day. No additional interest will accrue as a result of such delay in payment.

Business Day

“Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions are authorized or obligated by law or executive order to close.

Description of the Callable Fixed Rate Notes Due December 18, 2035

The following description of Callable Fixed Rate Notes Due December 18, 2035 is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture. In addition to the terms summarized in this section, see “Additional Terms in the Indenture” herein for additional terms of the notes.

General

The Callable Fixed Rate Notes Due December 18, 2035 are issued under the Indenture. They are listed on the New York Stock Exchange (the “NYSE”) under the ticker “C/35.”

Inception, Issuance and Maturity

The notes were issued on December 18, 2020 (the “Issue Date”) and are due, if not earlier called, on December 18, 2035 (the “Maturity Date”).

Interest
The notes pay interest on a semi-annual basis on the 18th day of each June and December.

On each interest payment date, the amount of each interest payment will equal (i) the stated principal amount of the notes multiplied by the interest rate divided by (ii) 2. The interest rate per annum, unless previously redeemed, is 2.10%.

Denomination

The denomination and stated principal amount of each note is $1,000.

Payment and Redemption

Payment at maturity

At maturity, holders will be entitled to receive, for each $1,000 stated principal amount note then held, $1,000 plus any accrued and unpaid interest.

Issuer redemption

Beginning on December 18, 2025, we have the right to call the notes for mandatory redemption, in whole and not in part, on any redemption date and pay to holders 100% of the principal amount of the notes plus accrued and unpaid interest to but excluding the date of such redemption. If we decide to redeem the notes, we will give notice at least fifteen Business Days before the redemption date specified in the notice.

Redemption dates
The 18th day of each March, June, September and December beginning in December 2025, provided that if any such day is not a Business Day, the applicable redemption date will be the next succeeding Business Day. No additional interest will accrue as a result of such delay in payment.

Business Day

“Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions are authorized or obligated by law or executive order to close

Description of the Floating Rate Notes Due April 26, 2028
The following description of the Floating Rate Notes Due April 26, 2028 is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture. In addition to the terms summarized in this section, see “Additional Terms in the Indenture” herein for additional terms of the notes.

General

The Floating Rate Notes Due April 26, 2028 are issued under the Indenture. They are listed on the New York Stock Exchange (the “NYSE”) under the ticker “C/28.”
Inception, Issuance and Maturity

The notes were issued on April 26, 2021 (the “Issue Date”) and are due on April 26, 2028 (the “Maturity Date”).

Interest

Interest rate per annum:
For each interest period, the notes will bear interest at a floating rate per annum equal to SOFR (compounded daily over the relevant interest period as described in “Determination of SOFR” herein) plus a spread of 0.72% (the “floating rate spread”), subject to a minimum interest rate of 0.00% per annum for any interest period. On each interest payment date, the amount of each interest payment will equal the stated principal amount of the notes multiplied by the sum of the interest factors calculated for each day during such interest period; provided that in no event will the interest payment be less than zero. The “interest factor” for each such day will be computed by dividing the interest rate applicable to that day by 360. The interest rate applicable to each such day will be equal to the accrued interest compounding factor (as defined under “Determination of SOFR” herein) plus the floating rate spread.

Interest period:

Each period from, and including, an interest period end date (or, in the case of the first interest period, the original issue date) to, but excluding, the next succeeding interest period end date; provided that SOFR for each calendar day from, and including, the rate cut-off date for each interest period to, but excluding, the interest period end date for such interest period will equal SOFR in respect of the rate cut-off date.

Rate cut-off date:
    For each interest period, the second U.S. Government Securities Business Day immediately preceding the interest period end date for such interest period.

Interest payment dates:
For each interest period, the interest payment date is the interest period end date that immediately follows the end of such interest period. If any interest payment date is not a Business Day, then the payment required to be made on that interest payment date will be made on the next succeeding Business Day with the same force and effect as if it had been made on that interest payment date. No additional interest will accrue as a result of delayed payment.

Interest period end date:
The 26th of each January, April, July and October, commencing on July 26, 2021 and ending on the maturity date.

Denomination

The denomination and stated principal amount of each note is $1,000.
Payment and Redemption

Payment at maturity

At maturity, holders will be entitled to receive, for each $1,000 stated principal amount note then held, $1,000 plus any accrued and unpaid interest.

Business Day

“Business Day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed and is a U.S. Government Securities Business Day.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

Description of the Floating Rate Notes Due September 15, 2028

The following description of the Floating Rate Notes Due September 15, 2028 is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture. In addition to the terms summarized in this section, see “Additional Terms in the Indenture” herein for additional terms of the notes.

General
The Floating Rate Notes Due September 15, 2028 are issued under the Indenture. They are listed on the New York Stock Exchange (the “NYSE”) under the ticker “C/28A.”

Inception, Issuance and Maturity

The notes were issued on September 15, 2021 (the “Issue Date”) and are due on September 15, 2028 (the “Maturity Date”).

Interest

Interest rate per annum:
For each interest period, the notes will bear interest at a floating rate per annum equal to SOFR (compounded daily over the relevant interest period as described in “Determination of SOFR” herein) plus a spread of 0.71% (the “floating rate spread”), subject to a minimum interest rate of 0.00% per annum for any interest period. On each interest payment date, the amount of each interest payment will equal the stated principal amount of the notes multiplied by the sum of the interest factors calculated for each day during such interest period; provided that in no event will the interest payment be less than zero. The “interest factor” for each such day will be computed by dividing the interest rate applicable to that day by 360. The interest rate applicable to each such day will be equal to the accrued interest compounding factor (as defined under “Determination of SOFR” herein) plus the floating rate spread.

Interest period:
Each period from, and including, an interest period end date (or, in the case of the first interest period, the original issue date) to, but excluding, the next succeeding interest period end date; provided that SOFR for each calendar day from, and including, the rate cut-off date for each interest period to, but excluding, the interest period end date for such interest period will equal SOFR in respect of the rate cut-off date.

Rate cut-off date:
For each interest period, the second U.S. Government Securities Business Day immediately preceding the interest period end date for such interest period.

Interest payment dates:

For each interest period, the interest payment date is the interest period end date that immediately follows the end of such interest period.

Interest period end date:
The 15th of each March, June, September and December, commencing on December 15, 2021 and ending on the maturity date. In the event that any interest period end date is not a business day, then such date will be postponed to the next succeeding Business Day.

Denomination

The denomination and stated principal amount of each note is $1,000.

Payment and Redemption

Payment at maturity

At maturity, holders will be entitled to receive, for each $1,000 stated principal amount note then held, $1,000 plus any accrued and unpaid interest.

Business Day

“Business Day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed and is a U.S. Government Securities Business Day.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

Description of the Floating Rate Notes Due October 6, 2028

The following description of the Floating Rate Notes Due October 6, 2028 is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture. In addition to the terms summarized in this section, see “Additional Terms in the Indenture” herein for additional terms of the notes.

General

The Floating Rate Notes Due October 6, 2028 are issued under the Indenture. They are listed on the New York Stock Exchange (the “NYSE”) under the ticker “C/28B.”

Inception, Issuance and Maturity

The notes were issued on October 6, 2021 (the “Issue Date”) and are due on October 6, 2028 (the “Maturity Date”).

Interest

Interest rate per annum:
For each interest period, the notes will bear interest at a floating rate per annum equal to SOFR (compounded daily over the relevant interest period as described in “Determination of SOFR” herein) plus a spread of 0.64% (the “floating rate spread”), subject to a minimum interest rate of 0.00% per annum for any interest period. On each interest payment date, the amount of each interest payment will equal the stated principal amount of the notes multiplied by the sum of the interest factors calculated for each day during such interest period; provided that in no event will the interest payment be less than zero. The “interest factor” for each such day will be computed by dividing the interest rate applicable to that day by 360. The interest rate applicable to each such day will be equal to the accrued interest compounding factor (as defined under “Determination of SOFR” herein) plus the floating rate spread.

Interest period:
Each period from, and including, an interest period end date (or, in the case of the first interest period, the original issue date) to, but excluding, the next succeeding interest period end date; provided that SOFR for each calendar day from, and including, the rate cut-off date for each interest period to, but excluding, the interest period end date for such interest period will equal SOFR in respect of the rate cut-off date.

Rate cut-off date:
For each interest period, the second U.S. Government Securities Business Day immediately preceding the interest period end date for such interest period.

Interest payment dates:

For each interest period, the interest payment date is the interest period end date that immediately follows the end of such interest period.

Interest period end date:
The 6th of each January, April, July and October, commencing on January 6, 2022 and ending on the maturity date. In the event that any interest period end date is not a business day, then such date will be postponed to the next succeeding Business Day.

Denomination

The denomination and stated principal amount of each note is $1,000.

Payment and Redemption

Payment at maturity

At maturity, holders will be entitled to receive, for each $1,000 stated principal amount note then held, $1,000 plus any accrued and unpaid interest.

Business Day

“Business Day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed and is a U.S. Government Securities Business Day.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

Description of the Floating Rate Notes Due September 17, 2026

The following description of the Floating Rate Notes Due September 17, 2026 is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture. In addition to the terms summarized in this section, see “Additional Terms in the Indenture” herein for additional terms of the notes.

General

The Floating Rate Notes Due September 17, 2026 are issued under the Indenture. They are listed on the New York Stock Exchange (the “NYSE”) under the ticker “C/26.”

Inception, Issuance and Maturity

The notes were issued on September 17, 2021 (the “Issue Date”) and are due on September 17, 2026 (the “Maturity Date”).

Interest

Interest rate per annum:
For each interest period, the notes will bear interest at a floating rate per annum equal to SOFR (compounded daily over the relevant interest period as described in “Determination of SOFR” herein) plus a spread of 0.60% (the “floating rate spread”), subject to a minimum interest rate of 0.00% per annum for any interest period. On each interest payment date, the amount of each interest payment will equal the stated principal amount of the notes multiplied by the sum of the interest factors calculated for each day during such interest period; provided that in no event will the interest payment be less than zero. The “interest factor” for each such day will be computed by dividing the interest rate applicable to that day by 360. The interest rate applicable to each such day will be equal to the accrued interest compounding factor (as defined under “Determination of SOFR” herein) plus the floating rate spread.

Interest period:
Each period from, and including, an interest period end date (or, in the case of the first interest period, the original issue date) to, but excluding, the next succeeding interest period end date; provided that SOFR for each calendar day from, and including, the rate cut-off date for each interest period to, but excluding, the interest period end date for such interest period will equal SOFR in respect of the rate cut-off date.

Rate cut-off date:
For each interest period, the second U.S. Government Securities Business Day immediately preceding the interest period end date for such interest period.

Interest payment dates:

For each interest period, the interest payment date is the interest period end date that immediately follows the end of such interest period.

Interest period end date:
The 17th of each March, June, September and December, commencing on December 17, 2021 and ending on the maturity date. In the event that any interest period end date is not a business day, then such date will be postponed to the next succeeding Business Day.

Denomination

The denomination and stated principal amount of each note is $1,000.

Payment and Redemption

Payment at maturity

At maturity, holders will be entitled to receive, for each $1,000 stated principal amount note then held, $1,000 plus any accrued and unpaid interest.

Business Day

“Business Day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed and is a U.S. Government Securities Business Day.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

Determination of SOFR

For the purposes of calculating interest with respect to any interest period:
“Accrued interest compounding factor” means the result of the following formula:

where:
“d0”, for any interest period, is the number of U.S. Government Securities Business Days in the relevant interest period.
“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest period.
“SOFRi”, for any day “i” in the relevant interest period, is a reference rate equal to SOFR in respect of that day.
“ni”, for any day “i” in the relevant interest period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day.
“d” is the number of calendar days in the relevant interest period.
“SOFR” means, with respect to any day, the rate determined by the calculation agent in accordance with the following provisions:
(1) the Secured Overnight Financing Rate for trades made on such day that appears at approximately 3:00 p.m. (New York City time) on the NY Federal Reserve’s website on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; or
(2) if the rate specified in (1) above does not so appear, unless a benchmark transition event and its related benchmark replacement date have occurred as described in (3) below, the Secured Overnight Financing Rate published on the NY Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s website; or
(3) if a benchmark transition event and its related benchmark replacement date have occurred prior to the relevant interest period end date, the calculation agent will use the benchmark replacement to determine the rate and for all other purposes relating to the notes.

In connection with the SOFR definition above, the following definitions apply:
“Benchmark” means, initially, SOFR; provided that if a benchmark transition event and its related benchmark replacement date have occurred with respect to SOFR or the then-current benchmark, then “benchmark” means the applicable benchmark replacement.
“Benchmark replacement” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the benchmark replacement date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment; or
(2) the sum of: (a) the ISDA fallback rate and (b) the benchmark replacement adjustment; or
(3) the sum of: (a) the alternate rate of interest that has been selected by Citigroup (or one of its affiliates) as the replacement for the then-current benchmark for the applicable corresponding tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the benchmark replacement adjustment.
“Benchmark replacement adjustment” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the benchmark replacement date:
(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the relevant governmental body for the applicable unadjusted benchmark replacement;
(2) if the applicable unadjusted benchmark replacement is equivalent to the ISDA fallback rate, then the ISDA fallback adjustment;
(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by Citigroup (or one of its affiliates) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement for U.S. dollar-denominated floating rate notes at such time.
“Benchmark replacement conforming changes” means, with respect to any benchmark replacement, any technical, administrative or operational changes that Citigroup (or one of its affiliates) decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if Citigroup (or such affiliate) decides that adoption of any portion of such market practice is not administratively feasible or if Citigroup (or such affiliate) determines that no market practice for use of the benchmark replacement exists, in such other manner as Citigroup (or such affiliate) determines is reasonably necessary).
“Benchmark replacement date” means the earliest to occur of the following events with respect to the then-current benchmark:
(1) in the case of clause (1) or (2) of the definition of “benchmark transition event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark; or
(2) in the case of clause (3) of the definition of “benchmark transition event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the benchmark replacement date occurs on the same day as, but earlier than, the reference time in respect of any determination, the benchmark replacement date will be deemed to have occurred prior to the reference time for such determination.
“Benchmark transition event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative.
“Corresponding tenor” with respect to a benchmark replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current benchmark.
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.
“ISDA definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA fallback adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA definitions to be determined upon the occurrence of an index cessation event with respect to the benchmark for the applicable tenor.
“ISDA fallback rate” means the rate that would apply for derivatives transactions referencing the ISDA definitions to be effective upon the occurrence of an index cessation date with respect to the benchmark for the applicable tenor excluding the applicable ISDA fallback adjustment.
“NY Federal Reserve” means the Federal Reserve Bank of New York.
“NY Federal Reserve’s website” means the website of the NY Federal Reserve, currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate.
“Reference time” with respect to any determination of the benchmark means the time determined by Citigroup (or one of its affiliates) in accordance with the benchmark replacement conforming changes.
“Relevant governmental body” means the Federal Reserve Board and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NY Federal Reserve or any successor thereto.
“Unadjusted benchmark replacement” means the benchmark replacement excluding the benchmark replacement adjustment.

Additional Terms in the Indenture

Events of Default and Acceleration

Events of default are: (i) failure of CGMH or Citigroup to pay required interest on any debt security of such series for 30 days; (ii) failure of CGMH or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series when due; (iii) failure of CGMH or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series; (iv) failure of CGMH to perform for 90 days after notice any other covenant in the Indenture applicable to it other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than such series; and (v) certain events of bankruptcy or insolvency of CGMH, whether voluntary or not.

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup will not constitute an event of default with respect to any series of debt securities. Similarly, any breach of a covenant in the Indenture by Citigroup (other than payment default) will not constitute an event of default with respect to any series of debt securities. Furthermore, it will not constitute an event of default with respect to any series of debt securities if the guarantee of the debt security by Citigroup ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution proceedings relating to Citigroup (in the absence of any such event occurring with respect to CGMH) will not permit any of the debt securities to be declared due and payable. In addition, a breach of a covenant by Citigroup (including, for example, a breach of Citigroup’s covenants with respect to mergers, the sale of all or substantially all its assets or limitations on liens), other than payment default, will not permit any of the debt securities to be declared due and payable.

If an event of default regarding debt securities of any series issued under the Indenture should occur and be continuing, either the Trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. CGMH and Citigroup are required to file annually with the Trustee a statement of an officer as to the fulfillment by CGMH and Citigroup of its obligations under the Indenture during the preceding year.

No event of default regarding one series of debt securities issued under the Indenture is necessarily an event of default regarding any other series of debt securities. For purposes of this section, “series” refers to debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the Trustee and to waive past defaults regarding such series. The Trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it.

Limitation of Actions

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the Trustee to take action. Holders must also offer security and indemnity reasonably satisfactory to the Trustee against liabilities incurred by the Trustee for taking such action.

Modification

CGMH, Citigroup and the Trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities. CGMH, Citigroup and the Trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series that are affected by such modification, modify the Indenture or the rights of the holders of the securities of such series to be affected.

No such modification may, without the consent of the holder of each security so affected: (i) extend the fixed date on which the principal or any installment of interest on any such securities is due and payable; (ii) reduce the rate of interest on such securities; (iii) reduce the principal amount of such securities; (iv) reduce the principal amount of any securities issued originally at a discount that would be due and payable upon a declaration of the acceleration of the maturity thereof; (v) change the currency in which any such securities are payable; or (vi) impair the right to sue for the enforcement of any payment on or after the fixed date on which such payment is due and payable

In addition, no such modification may: (i) reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or (ii) change the rights, duties or immunities of the Trustee unless the Trustee agrees to such change.